UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2015

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania	19010-3489
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Shareholders of Aqua America, Inc. (the “Company”) was held on May 8, 2015 at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, pursuant to the Notice sent, beginning on March 25, 2015, to all shareholders of record at the close of business on March 9, 2015. At the annual meeting:

1. The following nominees were elected as directors of Aqua America, Inc. to serve for one-year terms and until their successors are elected and qualified. The votes received are set forth adjacent to the names below:

Name of Nominee	For	Withheld

Nicholas DeBenedictis	103,803,310	3,181,151
Michael L. Browne	105,505,178	1,479,283
Richard H. Glanton	104,164,548	2,819,913
Lon R. Greenberg	100,104,843	6,879,618
William P. Hankowsky	104,725,071	2,259,390
Wendell F. Holland	98,715,869	8,268,592
Ellen T. Ruff	105,693,872	1,290,589

There were a total of 40,468,964 broker non-votes for the election of directors.

2. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015, was ratified by the following vote of shareholders:

For	Against	Abstain

145,115,146	1,673,309	664,970

3. The advisory vote to approve the Company’s executive compensation program as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders was approved by the following vote of shareholders:

For	Against	Abstain	Broker Non-Votes

99,931,990	5,213,830	1,838,641	40,468,964

4. The shareholder proposal requesting that the Board of Directors create a comprehensive policy articulating the Company’s respect for and commitment to the human right to water was not approved by the shareholders and received the following vote:

For	Against	Abstain	Broker Non-Votes

7,624,417	94,200,172	5,159,872	40,468,964

5. The shareholder proposal requesting that the Board of Directors create a policy in which the Board of Directors seek shareholder approval of any future extraordinary retirement benefits for senior executives was not approved by the shareholders and received the following vote:

For	Against	Abstain	Broker Non-Votes

38,507,827	66,978,193	1,493,441	40,468,964

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 2015	Aqua America, Inc.

	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Senior Vice President, General Counsel and Secretary

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